UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2026

CHILEAN COBALT CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-268335	82-3590294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1199 Lancaster Ave, Suite 107

Berwyn, Pennsylvania 19312

(Address of principal executive offices)

(484) 580-8697

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2026 (the “Signing Date”), the Company entered into a definitive option agreement (the “Option”) with counter-parties to acquire approximately 1,381 hectares of exploitation-level mining concessions and approximately 2,900 hectares of exploration-level mining concessions in the San Juan mining district in northern Chile. Under the terms of the Option, the Company paid $300,000 upon signing to extend all future installment payments and the effective date (“Effective Date”) of the Option by approximately 60 days. In order to fully exercise the Option and acquire title to the mining concessions, the Company will pay $1,500,000 by no later than December 30, 2026, with the payment of this installment defined as the Effective Date of the Option, another $6,000,000 by no later than April 29, 2027, but with a right to buy up to two 30-day extensions on that payment at a cost of $150,000 per month, another $10,000,000 by no later than December 30, 2027, and another $10,000,000 by no later than December 30, 2028. Upon exercise of the Option, the counter-parties receive an overall 1.5% NSR royalty, valid for 99 years from the date of first commercial production. The Company may purchase back half (0.75% of the 1.5%) of the NSR royalty by paying $10,000,000 to the counter-parties within three years from the date of first commercial production. The Company also has a right of first refusal on the initial sales of any NSR royalty share by each of the NSR royalty beneficiaries, with the exception of those to other NSR royalty beneficiaries or generally to any familial related parties. The Option is executory in nature and any failure to pay installments when due is completely at the discretion of the Company and does not create any further liability or obligation, other than the forfeiture of all previous monies paid, including the $500,000 advance paid at the time of signing a term sheet (the “Terms of Reference”) and the $300,000 paid at the time of signing the Option, along with forfeiture of the ability to exercise the underlying Option. At the Effective Date and in conjunction with the required installment payment, the Company will reimburse the counter-parties for mining concession patent fees paid for the period from the date of the Terms of Reference to the March 1, 2027 renewal date and will be responsible for future patent fees on the mining concession, along with security and maintenance on the properties, unless the Option is forfeited. From the Effective Date until the acquisition (the “Option Period”), the Company will pay the counter-parties a monthly lease for the mining concessions of $25,000 per month, unless and up to the point at which the Option is forfeited prior to acquisition. Any tangible production achieved on the mining concessions during the Option Period requires the Company to pay the counter-parties 20% of the net sales value of such production after deducting for direct costs for producing and selling the products. Should the Company sell all or any portion of the mining concessions acquired, it must pay counter-parties 5% of the incremental value compared to a defined reference value for the acquisition of the mining concessions for the 30 years following the acquisition date.

The exhibit for the Option is not provided as part of this filing, as a certified English translation of the option agreement is not yet available. It will be provided as an exhibit to the Company’s next periodic report from when the Company receives the translated version of the agreement.

On October 29, 2026, the Company entered into amendment number one (“Amendment 1”, see exhibit 10.1 for form of the signed amendment) to the Amended Earn-in and Option Agreement, dated May 4, 2026, with NeoRe SpA (“NeoRe”), related to the NeoRe Rare Earth Project (the “NeoRe Project”). Both Amendment 1 and the May 4, 2026 agreements continue in force, but any conflicts between the terms in those two documents gives precedence to the terms in Amendment 1. Amendment 1 formally confirms the completion of tranches 1 and 2, extends the term of the tranche 3 option (“NeoRe Option”), and provides additional clarity surrounding operation and control of the project and status of future funds committed to the NeoRe Project. Under Amendment 1, the decision to proceed toward exercise of the NeoRe Option must be elected by notice from the Company to NeoRe by no later than March 31, 2027. Upon notice to NeoRe, the two parties move toward the final negotiation and execution of a definitive agreement for the acquisition of the NeoRe Project over a 120-day period, extendable at the discretion of Company by written notice to NeoRe for another 60 days and with the potential to extend further upon mutual agreement of the parties. Tranches 1 and 2 resulted in $1,460,712 in committed funds and Amendment 1 clarifies that during tranche 3, any additional monies committed up to a $2,104,000 funding cap (approximately $643,288 in excess of the tranche 1 and tranche 2 NSR royalty payments) are considered earn-in expenditures and are non-refundable, whereas, any additional monies committed beyond the funding cap are considered interest-free advances and are refundable in the event the NeoRe Option is not exercised or no definitive agreement is reached for an acquisition of the NeoRe Project. As indicated in the Amended Earn-in and Option Agreement, dated May 4, 2026, the definitive agreement terms for project acquisition will require forfeiture of the earned 2% NSR royalty and issuance of 6,000,000 restricted common shares of the Company (“Consideration Shares”), with the potential for 2,000,000 restricted common shares of the Company subsequently issued as a bonus (“Bonus Shares”) for certain production and timing incentives related to the NeoRe Project. Half of the Consideration Shares are locked up for a minimum of 1 year from the acquisition closing and the remaining Consideration Shares and the Bonus Shares, if applicable, are locked up for a minimum of 2 years from the acquisition closing.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Amendment No. 1, To Amended Binding Earn-in and Option Agreement - Neore Rare Earth Project in Southern Chile.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHILEAN COBALT CORP

Dated: November 3, 2026	By:	/s/ Duncan T. Blount
	Name:	Duncan T. Blount
	Title:	Chief Executive Officer

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